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                                                                     Exhibit 8.1


                             [SKADDEN LETTERHEAD]


                                                   May 10, 1994



Ford Credit Auto Receivables Corporation
The American Road
Dearborn, Michigan  48121

                 Re:      Ford Credit 1994-A Grantor Trust
                          Asset Backed Certificates, Class A

Ladies and Gentlemen:

                 We are members of the New York Bar and have acted as special counsel to Ford Credit Auto Receivables Corporation, a Delaware corporation, as seller (the "Seller"), in connection with (a) the sale and assignment of certain retail installment sale contracts for new and used automobiles and light trucks (the "Receivables") by the Seller to Chemical Bank, as trustee (the "Trustee") for a grantor trust (the "Trust") to be formed pursuant to a Pooling and Servicing Agreement, dated as of May 1, 1994 (the "Pooling and Servicing Agreement"), among the Seller, Ford Motor Credit Company, as servicer (the "Servicer"), the Trustee and the Class A Agent, in exchange for Ford Credit 1994-A Grantor Trust Asset Backed Certificates, Class A (the "Class A Certificates") and for Ford Credit 1994-A Grantor Trust Asset Backed Certificates, Class B (the "Class B Certificates", and together with the Class A Certificates, the "Certificates") and (b) the sale of the Class A Certificates to the several underwriters.

                 We are admitted to the Bar of the State of New York and we express no opinion as to the laws of any other jurisdiction except the laws of the United States of America to the extent specifically referred to herein.

                 In connection with our engagement, we have examined and relied upon the registration statement on
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Form S-3, No. 33-53491, filed with the Securities and Exchange Commission on
May 5, 1994, and Amendment No. 1 thereto, filed with the Securities and Exchange Commission on May 10, 1994 (together, the "Registration Statement") for the Ford Credit 1994-A Grantor Trust, the form of Pooling and Servicing Agreement, and such other documents as we have deemed necessary. In addition, we have examined and considered executed originals or counterparts, or certified or other copies identified to our satisfaction as being true copies of such certificates, instruments, documents and other corporate records of the Seller and such matters of fact and law as we deem necessary for the purposes of the opinion expressed below. Capitalized terms not otherwise defined herein have the meanings given to them in the Pooling and Servicing Agreement.

                 In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Seller, Ford Motor Credit Company, and others.

                 In rendering our opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amend (the "Code"), administrative rulings, judicial decisions, regulations, and such other authorities as we have deemed appropriate. The statutory provisions, regulations, interpretations and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the Internal Revenue Service.

                 Based on and subject to the foregoing, we are of the opinion that for federal income tax purposes, the Trust created by the Pooling and Servicing Agreement will not be classified as an association taxable as a corpora-
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May 10, 1994
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tion and, instead, under subpart E, part I of subchapter J of the Code, the
Trust will be treated as a grantor trust and, subject to characterization of certain fees and other amounts payable to the Seller, the Class B Certificateholder, or the Servicer by the Trust as stripped coupons, each Class A Certificateholder will be treated as the owner of an undivided interest in the income and corpus of the Trust.

                 Except for the opinion expressed above, we express no opinion as to any other tax consequences of the transaction to any party under federal, state, local, or foreign laws. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom under the caption "Legal Opinions" in the prospectus included in the Registration Statement.

                                      Very truly yours,



                                      /s/ Skadden Arps, Slate, Meagher & Flom
                                          Skadden Arps, Slate, Meagher & Flom